Cliff Gallant (Investor Contact):	(415) 262-6843;	investorrelations@axiscapital.com
Anna Kukowski (Media Contact):	(929) 254-8043;	anna.kukowski@axiscapital.com

AXIS CAPITAL REPORTS THIRD QUARTER NET INCOME AVAILABLE TO COMMON SHAREHOLDERS OF $173 MILLION, or $2.04 PER DILUTED COMMON SHARE AND OPERATING INCOME OF $230 MILLION, or $2.71 PER DILUTED COMMON SHARE

For the third quarter of 2024, the Company reports:
•Annualized return on average common equity ("ROACE") of 13.0% and annualized operating ROACE of 17.3%
•Combined ratio of 93.1%
•Book value per diluted common share of $64.65, an increase of $5.36, or 9.0%, compared to June 30, 2024 and an increase of $13.48, or 26.3% compared to September 30, 2023

For the nine months ended September 30, 2024, the Company reports:
•Net income available to common shareholders of $765 million, or $8.97 per diluted common share and operating income of $700 million, or $8.21 per diluted common share
•Annualized return on average common equity ("ROACE") of 19.9% and annualized operating ROACE of 18.2%
•Combined ratio of 91.6%
•Book value per diluted common share of $64.65, an increase of $10.59, or 19.6%, compared to December 31, 2023

Pembroke, Bermuda, October 30, 2024 - AXIS Capital Holdings Limited ("AXIS Capital" or "AXIS" or "the Company") (NYSE: AXS) today announced financial results for the third quarter ended September 30, 2024.

Commenting on the third quarter 2024 financial results, Vince Tizzio, President and CEO of AXIS Capital said:

"In the aftermath of Hurricanes Helene and Milton, our foremost thoughts are with the people and communities impacted by the storms. At times like this, our industry has an opportunity to demonstrate the value that insurance brings, and I thank our claims team for the excellent work they are doing to support our customers.

In a high catastrophe quarter for the industry, AXIS produced consistent, profitable results as we continue to deliver on our stated goals from our Investor Day. In the quarter, we generated an annualized operating ROE of 17.3% and a group combined ratio of 93.1%, while delivering double digit growth in diluted book value per share over the last twelve months. We also continue to enhance our operating efficiency through our "How We Work" transformation initiative, leading to a 12.1% G&A ratio, a 1.4 point improvement over the prior year quarter.

Across the business, we are leaning into attractive growth markets and unlocking new revenue opportunities, while helping our customers navigate a dynamic risk landscape. We head into the final months of 2024 with confidence in our future and a deep commitment to help AXIS realize its best potential as a specialty underwriting leader."

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Consolidated Results*

•Net income available to common shareholders for the third quarter of 2024 was $173 million, or $2.04 per diluted common share, compared to net income available to common shareholders of $181 million, or $2.10 per diluted common share, for the third quarter of 2023.
•Operating income1 for the third quarter of 2024 was $230 million, or $2.71 per diluted common share1, compared to operating income of $202 million, or $2.34 per diluted common share, for the third quarter of 2023.
•Our current accident year combined ratio, excluding catastrophe and weather-related losses of 87.9% for the third quarter of 2024, and 88.1% for the nine months ended September 30, 2024, improved by 1.8 points compared to the third quarter of 2023, and 1.0 point compared to the prior year, respectively.
•Net investment income for the third quarter of 2024 was $205 million, compared to $154 million, for the third quarter of 2023, an increase of $51 million or 33%, primarily attributable to income from our fixed maturities portfolio due to increased yields and an increase in fixed maturity assets.
•Book yield of fixed maturities was 4.4% at September 30, 2024, compared to 4.1% at September 30, 2023. The market yield was 4.9% at September 30, 2024.
•Book value per diluted common share was $64.65 at September 30, 2024, an increase of $5.36, or 9.0%, compared to June 30, 2024, driven by net income, and net unrealized investment gains, partially offset by common share dividends declared of $0.44 per share.
•Book value per diluted common share increased by $13.48, or 26.3%, over the past twelve months, driven by net income, and net unrealized investment gains, partially offset by common share dividends declared of $1.76 per share.
•Adjusted for net unrealized investment losses, after-tax, book value per diluted common share was $65.24 at September 30, 2024, an increase of $1.70, or 2.7%, compared to $63.54 at June 30, 2024, and an increase of $5.46, or 9.1%, compared to $59.78 at September 30, 2023.
•Total capital returned to common shareholders was $253 million year to date, including share repurchases of $140 million pursuant to our Board-authorized share repurchase programs, and dividends of $113 million.

* Amounts may not reconcile due to rounding differences.
1 Operating income (loss) and operating income (loss) per diluted common share are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measures, net income (loss) available (attributable) to common shareholders and earnings (loss) per diluted common share, respectively, and a discussion of the rationale for the presentation of these items are provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Third Quarter Consolidated Underwriting Highlights2

•Gross premiums written increased by $30 million, or 2%, to $1.9 billion with an increase of $69 million, or 5% in the insurance segment, partially offset by a decrease of $39 million, or 9% in the reinsurance segment.
•Net premiums written increased by $261 million, or 27%, to $1.2 billion with an increase of $91 million, or 10% in the insurance segment, and an increase of $170 million, or 189% in the reinsurance segment. The increase in the reinsurance segment was mainly due to premiums ceded to Monarch Point Re in the third quarter of 2023, following approval of the quota share retrocession agreement with Monarch Point Re in September 2023, with an effective date of January 1, 2023.

	Three months ended September 30,
KEY RATIOS	2024	2023	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses(3) (4)	55.7%	56.3%	(0.6	pts)
Catastrophe and weather-related losses ratio(4)	5.8%	3.2%	2.6	pts
Current accident year loss ratio(4)	61.5%	59.5%	2.0	pts
Prior year reserve development ratio	(0.6%)	(0.2%)	(0.4	pts)
Net losses and loss expenses ratio	60.9%	59.3%	1.6	pts
Acquisition cost ratio	20.1%	19.9%	0.2	pts
General and administrative expense ratio	12.1%	13.5%	(1.4	pts)
Combined ratio	93.1%	92.7%	0.4	pts

Current accident year combined ratio(4)	93.7%	92.9%	0.8	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses(4)	87.9%	89.7%	(1.8	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $78 million ($64 million, after-tax),(Insurance: $71 million; Reinsurance: $7 million), or 5.8 points, including $43 million, or 3.2 points attributable to Hurricane Helene and Hurricane Beryl. The remaining losses were primarily attributable to other weather-related events.
•Net favorable prior year reserve development was $8 million (Insurance: $4 million; Reinsurance: $4 million), compared to $3 million (Insurance: $2 million; Reinsurance: $1 million) in 2023.
•General and administrative expense ratio decreased by 1.4 points, mainly driven by expense actions associated with our "How We Work" program, together with increases in fees related to arrangements with strategic capital partners and net premiums earned.

2 All comparisons are with the same period of the prior year, unless otherwise stated.
3 The current accident year loss ratio, excluding catastrophe and weather-related losses is calculated by dividing the current accident year losses less pre-tax catastrophe and weather-related losses, net of reinsurance, by net premiums earned less reinstatement premiums.
4 Current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, and current accident year combined ratio, excluding catastrophe and weather-related losses are non-GAAP financial measures as defined in SEC Regulation G. The reconciliations to the most comparable GAAP financial measure, net losses and loss expenses ratio is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Year to Date Consolidated Underwriting Highlights

•Gross premiums written increased by $458 million, or 7%, to $7.0 billion with an increase of $358 million, or 8% in the insurance segment, and an increase of $100 million, or 5% in the reinsurance segment.
•Net premiums written increased by $502 million, or 12%, to $4.5 billion with an increase of $404 million, or 14% in the insurance segment, and an increase of $98 million, or 8% in the reinsurance segment.

	Nine months ended September 30,
KEY RATIOS	2024	2023	Change
Current accident year loss ratio, excluding catastrophe and weather-related losses	55.7%	56.1%	(0.4	pts)
Catastrophe and weather-related losses ratio	3.7%	2.9%	0.8	pts
Current accident year loss ratio	59.4%	59.0%	0.4	pts
Prior year reserve development ratio	(0.2%)	(0.3%)	0.1	pts
Net losses and loss expenses ratio	59.2%	58.7%	0.5	pts
Acquisition cost ratio	20.2%	19.6%	0.6	pts
General and administrative expense ratio	12.2%	13.4%	(1.2	pts)
Combined ratio	91.6%	91.7%	(0.1	pts)

Current accident year combined ratio	91.8%	92.0%	(0.2	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	88.1%	89.1%	(1.0	pts)
•Pre-tax catastrophe and weather-related losses, net of reinsurance, were $145 million ($118 million after-tax), (Insurance: $136 million; Reinsurance: $9 million), or 3.7 points, including $43 million, or 1.1 points attributable to Hurricane Helene and Hurricane Beryl, together with $13 million, or 0.3 points attributable to the Red Sea Conflict. The remaining losses were primarily attributable to other weather-related events.
•Net favorable prior year reserve development was $8 million (Insurance: $4 million; Reinsurance: $4 million), compared to $13 million (Insurance: $5 million; Reinsurance: $8 million) in 2023.
•General and administrative expense ratio decreased by 1.2 points, mainly driven by expense actions associated with our "How We Work" program, together with increases in fees related to arrangements with strategic capital partners and net premiums earned.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Segment Highlights
Insurance Segment

	Three months ended September 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$1,526,676	$1,457,624	4.7%
Net premiums written	975,911	885,252	10.2%
Net premiums earned	1,023,851	885,714	15.6%
Underwriting income	98,786	104,610	(5.6%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.3%	51.5%	0.8	pts
Catastrophe and weather-related losses ratio	7.0%	4.2%	2.8	pts
Current accident year loss ratio	59.3%	55.7%	3.6	pts
Prior year reserve development ratio	(0.4%)	(0.2%)	(0.2	pts)
Net losses and loss expenses ratio	58.9%	55.5%	3.4	pts
Acquisition cost ratio	19.9%	19.1%	0.8	pts
Underwriting-related general and administrative expense ratio	11.6%	13.6%	(2.0	pts)
Combined ratio	90.4%	88.2%	2.2	pts

Current accident year combined ratio	90.8%	88.4%	2.4	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.8%	84.2%	(0.4	pts)
•Gross premiums written increased by $69 million, or 5%, primarily attributable to increases in property, accident and health, and credit and political risk lines driven by new business, partially offset by a decrease in cyber lines principally due to a lower level of premiums associated with program business.
•Net premiums written increased by $91 million, or 10%, reflecting the increase in gross premiums written in the quarter, together with decreases in premiums ceded in cyber, and professional lines, partially offset by an increase in premiums ceded in accident and health lines.
•The current accident year loss ratio, excluding catastrophe and weather-related losses is consistent with recent quarters.
•The acquisition cost ratio increased by 0.8 points, primarily related to changes in business mix driven by an increase in credit and political risk, and accident and health business written in recent periods which is associated with relatively higher gross variable acquisition costs.
•The underwriting-related general and administrative expense ratio decreased by 2.0 points, mainly driven by an increase in net premiums earned and expense actions associated with our "How We Work" program.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Nine months ended September 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$4,915,247	$4,557,386	7.9%
Net premiums written	3,192,462	2,788,849	14.5%
Net premiums earned	2,900,011	2,544,920	14.0%
Underwriting income	337,414	322,617	4.6%

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	52.1%	51.7%	0.4	pts
Catastrophe and weather-related losses ratio	4.7%	3.5%	1.2	pts
Current accident year loss ratio	56.8%	55.2%	1.6	pts
Prior year reserve development ratio	(0.2%)	(0.2%)	—	pts
Net losses and loss expenses ratio	56.6%	55.0%	1.6	pts
Acquisition cost ratio	19.6%	18.6%	1.0	pts
Underwriting-related general and administrative expense ratio	12.2%	13.7%	(1.5	pts)
Combined ratio	88.4%	87.3%	1.1	pts

Current accident year combined ratio	88.6%	87.5%	1.1	pts

Current accident year combined ratio, excluding catastrophe and weather-related losses	83.9%	84.0%	(0.1	pts)
•Gross premiums written increased by $358 million, or 8%, primarily attributable to increases in all lines of business with the exception of cyber lines which decreased principally due to lower levels of premiums associated with program business and premium adjustments, and liability lines which decreased principally due to underwriting actions taken to reposition the portfolio.
•Net premiums written increased by $404 million, or 14%, reflecting the increase in gross premiums written, together with decreases in premiums ceded in cyber, and professional lines, partially offset by increases in premiums ceded in property, and accident and health lines.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Reinsurance Segment

	Three months ended September 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$409,226	$448,254	(8.7%)
Net premiums written	260,074	90,105	188.6%
Net premiums earned	342,850	436,850	(21.5%)
Underwriting income	36,364	42,368	(14.2%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	66.0%	66.2%	(0.2	pts)
Catastrophe and weather-related losses ratio	2.0%	1.0%	1.0	pts
Current accident year loss ratio	68.0%	67.2%	0.8	pts
Prior year reserve development ratio	(1.1%)	(0.2%)	(0.9	pts)
Net losses and loss expenses ratio	66.9%	67.0%	(0.1	pts)
Acquisition cost ratio	20.9%	21.5%	(0.6	pts)
Underwriting-related general and administrative expense ratio	3.6%	4.2%	(0.6	pts)
Combined ratio	91.4%	92.7%	(1.3	pts)

Current accident year combined ratio	92.5%	92.9%	(0.4	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	90.5%	91.9%	(1.4	pts)
•Gross premiums written decreased by $39 million, or 9% ($36 million, or 8%, on a constant currency basis(5)), primarily attributable to liability lines due to the restructuring of significant contracts, together with non-renewals and decreased line sizes in accident and health lines.
•Net premiums written increased by $170 million, or 189% ($173 million, or 192%, on a constant currency basis), mainly due to premiums ceded to Monarch Point Re in the third quarter of 2023, following approval of the quota share retrocession agreement with Monarch Point Re in September 2023, with an effective date of January 1, 2023.
•The current accident year loss ratio, excluding catastrophe and weather-related losses was comparable to the prior year principally due to the impact of a loss expense related to the retrocession agreement entered into with Monarch Point Re reflected in the prior year, largely offset by changes in business mix attributable to the exit from catastrophe and property lines of business.
•The acquisition cost ratio decreased by 0.6 points, primarily related to adjustments attributable to loss-sensitive features in accident and health lines.
•The underwriting-related general and administrative expense ratio decreased by 0.6 points, mainly driven by an increase in fees related to arrangements with strategic capital partners, partially offset by a decrease in net premiums earned.

5 Amounts presented on a constant currency basis are non-GAAP financial measures as defined in SEC Regulation G. The constant currency basis is calculated by applying the average foreign exchange rate from the current year to prior year amounts. The reconciliations to the most comparable GAAP financial measures is provided above and a discussion of the rationale for the presentation of these items is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

	Nine months ended September 30,
($ in thousands)	2024	2023	Change
Gross premiums written	$2,115,317	$2,014,846	5.0%
Net premiums written	1,339,340	1,241,221	7.9%
Net premiums earned	1,029,210	1,273,588	(19.2%)
Underwriting income	104,556	112,217	(6.8%)

Underwriting ratios:
Current accident year loss ratio, excluding catastrophe and weather-related losses	66.0%	64.9%	1.1	pts
Catastrophe and weather-related losses ratio	0.9%	1.8%	(0.9	pts)
Current accident year loss ratio	66.9%	66.7%	0.2	pts
Prior year reserve development ratio	(0.4%)	(0.6%)	0.2	pts
Net losses and loss expenses ratio	66.5%	66.1%	0.4	pts
Acquisition cost ratio	22.1%	21.5%	0.6	pts
Underwriting-related general and administrative expense ratio	3.5%	4.9%	(1.4	pts)
Combined ratio	92.1%	92.5%	(0.4	pts)

Current accident year combined ratio	92.5%	93.1%	(0.6	pts)

Current accident year combined ratio, excluding catastrophe and weather-related losses	91.6%	91.3%	0.3	pts
•Gross premiums written increased by $100 million, or 5%, primarily attributable to all lines with the exception of liability lines, largely associated with new business, increased line sizes, premium adjustments, and the timing of renewals.
•Net premiums written increased by $98 million, or 8% ($92 million, or 7%, on a constant currency basis), reflecting the increase in gross premiums written.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Investments

	Three months ended September 30,		Nine months ended September 30,
($ in thousands)	2024	2023	2024	2023
Net investment income	$205,100	$154,201	$563,458	$424,802
Net investment gains (losses)	32,182	(53,114)	(30,503)	(97,671)
Change in net unrealized gains (losses) on fixed maturities(6)	385,209	(157,943)	354,478	(17,909)
Interest in income of equity method investments	1,621	2,940	10,689	2,835
Total	$624,112	$(53,916)	$898,122	$312,057

Average cash and investments(7)	$17,768,254	$16,281,540	$17,207,139	$16,057,260

Pre-tax, total return on average cash and investments:
Including investment related foreign exchange movements	3.5%	(0.3%)	5.2%	1.9%
Excluding investment related foreign exchange movements(8)	3.1%	—%	5.0%	2.0%

•Net investment income increased by $51 million, or 33%, compared to the third quarter of 2023, primarily attributable to income from our fixed maturities portfolio due to increased yields and substantial cash flows from operations that resulted in an increase in fixed maturity assets, together with higher returns on alternative investments.
•Net investment gains (losses) recognized in net income (loss) for the quarter primarily related to net unrealized gains on equity securities.
•Change in net unrealized gains, pre-tax of $385 million ($330 million excluding foreign exchange movements) recognized in other comprehensive income (loss) in the quarter due to an increase in the market value of our fixed maturities portfolio attributable to a decline in yields, compared to change in net unrealized losses, pre-tax of $158 million ($124 million excluding foreign exchange movements) recognized during the third quarter of 2023.
•Book yield of fixed maturities was 4.4% at September 30, 2024, compared to 4.1% at September 30, 2023 and 4.2% at December 31, 2023. The market yield was 4.9% at September 30, 2024.

6 Change in net unrealized gains (losses) on fixed maturities is calculated by taking net unrealized gains (losses) at period end less net unrealized gains (losses) at the prior period end.
7 The average cash and investments balance is the average of the monthly fair value balances.
8 Pre-tax total return on cash and investments excluding foreign exchange movements is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to pre-tax total return on cash and investments, the most comparable GAAP financial measure, also included foreign exchange (losses) gains of $70 million and $(49) million for the three months ended September 30, 2024 and 2023, respectively and foreign exchange (losses) gains of $40 million and $(9) million for the nine months ended September 30, 2024 and 2023, respectively.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Capitalization / Shareholders’ Equity

	September 30,	December 31,
($ in thousands)	2024	2023	Change
Total capital(9)	$7,398,033	$6,576,910	$821,123
•Total capital of $7.4 billion included $1.3 billion of debt and $550 million of preferred equity, compared to $6.6 billion at December 31, 2023, with the increase driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared, and the repurchase of common shares, including $140 million repurchased pursuant to our Board-authorized share repurchase programs.
•At September 30, 2024, we had $260 million of remaining authorization under our open-ended Board-authorized share repurchase program for common share repurchases.
Book Value per diluted common share

	September 30,	June 30,	September 30,
	2024	2024	2023
Book value per diluted common share(10)	$64.65	$59.29	$51.17
•Dividends declared were $0.44 per common share in the current quarter and $1.76 per common share over the past twelve months.

	Three months ended,		Twelve months ended,
	September 30, 2024		September 30, 2024
	Change	% Change	Change	% Change
Book value per diluted common share	$5.36	9.0%	$13.48	26.3%
Book value per diluted common share - adjusted for dividends declared	$5.80	9.8%	$15.24	29.8%
•Book value per diluted common share increased by $5.36 in the quarter, and by $13.48 over the past twelve months, driven by net income, and net unrealized investment gains reported in accumulated other comprehensive income (loss), partially offset by common share dividends declared.
•Adjusted for net unrealized investment losses, after-tax, reported in accumulated other comprehensive income (loss), book value per diluted common share was $65.24.

9 Total capital represents the sum of total shareholders' equity and debt.
10 Calculated using the treasury stock method.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Conference Call

We will host a conference call on Thursday, October 31, 2024 at 9:00 a.m. (EDT) to discuss the third quarter financial results and related matters. The teleconference can be accessed by dialing 1-877-883-0383 (U.S. callers), 1-866-605-3850 (Canada callers), or 1-412-902-6506 (international callers), and entering the passcode 1585719 approximately ten minutes in advance of the call. A live, listen-only webcast of the call will also be available via the Investor Information section of our website at www.axiscapital.com. A replay of the teleconference will be available for two weeks by dialing 1-877-344-7529 (U.S. callers), 1-855-669-9658 (Canada callers), or 1-412-317-0088 (international callers), and entering the passcode 6042731. The webcast will be archived in the Investor Information section of our website.

In addition, an investor financial supplement for the quarter ended September 30, 2024 is available in the Investor Information section of our website.

About AXIS Capital
AXIS Capital, through its operating subsidiaries, is a global specialty underwriter and provider of insurance and reinsurance solutions. The Company has shareholders' equity of $6.1 billion at September 30, 2024, and locations in Bermuda, the United States, Europe, Singapore and Canada. Its operating subsidiaries have been assigned a financial strength rating of "A+" ("Strong") by Standard & Poor's and "A" ("Excellent") by A.M. Best. For more information about AXIS Capital, visit our website at www.axiscapital.com.

Website and Social Media Disclosure
We use our website (www.axiscapital.com) and our corporate LinkedIn (AXIS Capital) and X Corp. (@AXIS_Capital) accounts as channels of distribution of Company information. The information we post through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following our press releases, SEC filings and public conference calls and webcasts. In addition, e-mail alerts and other information about AXIS Capital may be received by those enrolled in our "E-mail Alerts" program which can be found in the Investor Information section of our website (www.axiscapital.com). The contents of our website and social media channels are not part of this press release.

Follow AXIS Capital on LinkedIn and X Corp.
LinkedIn: http://bit.ly/2kRYbZ5
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2024 (UNAUDITED) AND DECEMBER 31, 2023

	2024	2023

	(in thousands)
Assets
Investments:
Fixed maturities, available for sale, at fair value	$13,768,193	$12,234,742
Fixed maturities, held to maturity, at amortized cost	503,776	686,296
Equity securities, at fair value	604,834	588,511
Mortgage loans, held for investment, at fair value	524,929	610,148
Other investments, at fair value	939,734	949,413
Equity method investments	197,712	174,634
Short-term investments, at fair value	127,867	17,216
Total investments	16,667,045	15,260,960
Cash and cash equivalents	981,003	953,476
Restricted cash and cash equivalents	490,323	430,509
Accrued interest receivable	125,770	106,055
Insurance and reinsurance premium balances receivable	3,408,271	3,067,554
Reinsurance recoverable on unpaid losses and loss expenses	6,810,929	6,323,083
Reinsurance recoverable on paid losses and loss expenses	476,045	575,847
Deferred acquisition costs	574,012	450,950
Prepaid reinsurance premiums	2,020,952	1,916,087
Receivable for investments sold	871	8,767
Goodwill	100,801	100,801
Intangible assets	178,696	186,883
Operating lease right-of-use assets	97,912	108,093
Loan advances made	283,624	305,222
Other assets	506,394	456,385
Total assets	$32,722,648	$30,250,672

Liabilities
Reserve for losses and loss expenses	$17,295,329	$16,434,018
Unearned premiums	5,452,873	4,747,602
Insurance and reinsurance balances payable	1,828,297	1,792,719
Debt	1,314,806	1,313,714
Federal Home Loan Bank advances	75,580	85,790
Payable for investments purchased	127,609	26,093
Operating lease liabilities	115,176	123,101
Other liabilities	429,751	464,439
Total liabilities	26,639,421	24,987,476

Shareholders' equity
Preferred shares	550,000	550,000
Common shares	2,206	2,206
Additional paid-in capital	2,385,905	2,383,030
Accumulated other comprehensive income (loss)	(76,738)	(365,836)
Retained earnings	7,092,817	6,440,528
Treasury shares, at cost	(3,870,963)	(3,746,732)
Total shareholders' equity	6,083,227	5,263,196

Total liabilities and shareholders' equity	$32,722,648	$30,250,672

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Three months ended		Nine months ended
	2024	2023	2024	2023

	(in thousands, except per share amounts)
Revenues
Net premiums earned	$1,366,701	$1,322,564	$3,929,221	$3,818,508
Net investment income	205,100	154,201	563,458	424,802
Net investment gains (losses)	32,182	(53,114)	(30,503)	(97,671)
Other insurance related income	6,838	10,344	23,704	16,444
Total revenues	1,610,821	1,433,995	4,485,880	4,162,083

Expenses
Net losses and loss expenses	831,872	783,940	2,326,532	2,240,840
Acquisition costs	274,935	263,389	794,280	747,027
General and administrative expenses	165,203	179,283	477,016	514,596
Foreign exchange losses (gains)	92,204	(50,570)	61,268	(11,755)
Interest expense and financing costs	16,849	16,445	51,005	50,077
Reorganization expenses	—	28,997	26,312	28,997
Amortization of intangible assets	2,729	2,729	8,188	8,188
Total expenses	1,383,792	1,224,213	3,744,601	3,577,970

Income before income taxes and interest in income of equity method investments	227,029	209,782	741,279	584,113
Income tax (expense) benefit	(47,922)	(24,624)	36,185	(68,078)
Interest in income of equity method investments	1,621	2,940	10,689	2,835
Net income	180,728	188,098	788,153	518,870
Preferred share dividends	7,563	7,563	22,688	22,688
Net income available to common shareholders	$173,165	$180,535	$765,465	$496,182

Per share data
Earnings per common share:
Earnings per common share	$2.06	$2.12	$9.07	$5.83
Earnings per diluted common share	$2.04	$2.10	$8.97	$5.77
Weighted average common shares outstanding	83,936	85,223	84,428	85,099
Weighted average diluted common shares outstanding	85,000	86,108	85,338	85,927
Cash dividends declared per common share	$0.44	$0.44	$1.32	$1.32

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	2024			2023
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$1,526,676	$409,226	$1,935,902	$1,457,624	$448,254	$1,905,878
Net premiums written	975,911	260,074	1,235,985	885,252	90,105	975,357
Net premiums earned	1,023,851	342,850	1,366,701	885,714	436,850	1,322,564
Other insurance related income (loss)	93	6,745	6,838	(22)	10,366	10,344
Net losses and loss expenses	(602,654)	(229,218)	(831,872)	(491,368)	(292,572)	(783,940)
Acquisition costs	(203,255)	(71,680)	(274,935)	(169,384)	(94,005)	(263,389)
Underwriting-related general and
administrative expenses(11)	(119,249)	(12,333)	(131,582)	(120,330)	(18,271)	(138,601)
Underwriting income(12)	$98,786	$36,364	135,150	$104,610	$42,368	146,978

Net investment income			205,100			154,201
Net investment gains (losses)			32,182			(53,114)
Corporate expenses(11)			(33,621)			(40,682)
Foreign exchange (losses) gains			(92,204)			50,570
Interest expense and financing costs			(16,849)			(16,445)
Reorganization expenses			—			(28,997)
Amortization of intangible assets			(2,729)			(2,729)
Income before income taxes and interest in income of equity method investments			227,029			209,782
Income tax (expense) benefit			(47,922)			(24,624)
Interest in income of equity method investments			1,621			2,940
Net income			180,728			188,098
Preferred share dividends			7,563			7,563
Net income available to common shareholders			$173,165			$180,535

Net losses and loss expenses ratio	58.9%	66.9%	60.9%	55.5%	67.0%	59.3%
Acquisition cost ratio	19.9%	20.9%	20.1%	19.1%	21.5%	19.9%
Underwriting-related general and administrative expense ratio	11.6%	3.6%	9.6%	13.6%	4.2%	10.4%
Corporate expense ratio			2.5%			3.1%
Combined ratio	90.4%	91.4%	93.1%	88.2%	92.7%	92.7%

11 Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $34 million and $41 million for the three months ended September 30, 2024 and 2023, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
12 Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
CONSOLIDATED SEGMENTAL DATA (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	2024			2023
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

	(in thousands)
Gross premiums written	$4,915,247	$2,115,317	$7,030,564	$4,557,386	$2,014,846	$6,572,232
Net premiums written	3,192,462	1,339,340	4,531,802	2,788,849	1,241,221	4,030,070
Net premiums earned	2,900,011	1,029,210	3,929,221	2,544,920	1,273,588	3,818,508
Other insurance related income	53	23,651	23,704	90	16,354	16,444
Net losses and loss expenses	(1,642,110)	(684,422)	(2,326,532)	(1,398,486)	(842,354)	(2,240,840)
Acquisition costs	(567,310)	(226,970)	(794,280)	(473,413)	(273,614)	(747,027)
Underwriting-related general and
administrative expenses(13)	(353,230)	(36,913)	(390,143)	(350,494)	(61,757)	(412,251)
Underwriting income(14)	$337,414	$104,556	441,970	$322,617	$112,217	434,834

Net investment income			563,458			424,802
Net investment gains (losses)			(30,503)			(97,671)
Corporate expenses(13)			(86,873)			(102,345)
Foreign exchange (losses) gains			(61,268)			11,755
Interest expense and financing costs			(51,005)			(50,077)
Reorganization expenses			(26,312)			(28,997)
Amortization of intangible assets			(8,188)			(8,188)
Income before income taxes and interest in income of equity method investments			741,279			584,113
Income tax (expense) benefit			36,185			(68,078)
Interest in income of equity method investments			10,689			2,835
Net Income			788,153			518,870
Preferred share dividends			22,688			22,688
Net income available to common shareholders			$765,465			$496,182

Net losses and loss expenses ratio	56.6%	66.5%	59.2%	55.0%	66.1%	58.7%
Acquisition cost ratio	19.6%	22.1%	20.2%	18.6%	21.5%	19.6%
Underwriting-related general and administrative expense ratio	12.2%	3.5%	10.0%	13.7%	4.9%	10.7%
Corporate expense ratio			2.2%			2.7%
Combined ratio	88.4%	92.1%	91.6%	87.3%	92.5%	91.7%

13Underwriting-related general and administrative expenses is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to general and administrative expenses, the most comparable GAAP financial measure, also included corporate expenses of $87 million and $102 million for the nine months ended September 30, 2024 and 2023, respectively. Underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.
14Consolidated underwriting income (loss) is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to net income (loss), the most comparable GAAP financial measure, is presented above.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

AXIS CAPITAL HOLDINGS LIMITED
NON-GAAP FINANCIAL MEASURES RECONCILIATION (UNAUDITED)
OPERATING INCOME AND OPERATING RETURN ON AVERAGE COMMON EQUITY
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

	Three months ended		Nine months ended
	2024	2023	2024	2023
	(in thousands, except per share amounts)

Net income available to common shareholders	$173,165	$180,535	$765,465	$496,182
Net investment (gains) losses	(32,182)	53,114	30,503	97,671
Foreign exchange losses (gains)	92,204	(50,570)	61,268	(11,755)
Reorganization expenses	—	28,997	26,312	28,997
Interest in income of equity method investments	(1,621)	(2,940)	(10,689)	(2,835)
Bermuda net deferred tax asset(15)	—	—	(162,705)	—
Income tax benefit(16)	(1,503)	(7,245)	(9,938)	(15,138)
Operating income	$230,063	$201,891	$700,216	$593,122

Earnings per diluted common share	$2.04	$2.10	$8.97	$5.77
Net investment (gains) losses	(0.38)	0.62	0.36	1.14
Foreign exchange losses (gains)	1.08	(0.59)	0.72	(0.14)
Reorganization expenses	—	0.34	0.31	0.34
Interest in income of equity method investments	(0.02)	(0.03)	(0.13)	(0.03)
Bermuda net deferred tax asset	—	—	(1.91)	—
Income tax benefit	(0.01)	(0.10)	(0.11)	(0.18)
Operating income per diluted common share	$2.71	$2.34	$8.21	$6.90

Weighted average diluted common shares outstanding	85,000	86,108	85,338	85,927

Average common shareholders' equity	$5,321,349	$4,477,086	$5,123,212	$4,286,559

Annualized return on average common equity	13.0%	16.1%	19.9%	15.4%

Annualized operating return on average common equity(17)	17.3%	18.0%	18.2%	18.4%

15 Net deferred tax benefit due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023.
16 Tax expense (benefit) associated with the adjustments to net income (loss) available (attributable) to common shareholders. Tax impact is estimated by applying the statutory rates of applicable jurisdictions.
17 Annualized operating return on average common equity ("operating ROACE") is a non-GAAP financial measure as defined in SEC Regulation G. The reconciliation to annualized ROACE, the most comparable GAAP financial measure is presented in the table above, and a discussion of the rationale for its presentation is provided later in this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts included in this press release, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections are forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States federal securities laws. In some cases, these statements can be identified by the use of forward-looking words such as "may", "should", "could", "anticipate", "estimate", "expect", "plan", "believe", "predict", "potential", "intend" or similar expressions. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control.

Forward-looking statements contained in this press release may include, but are not limited to, information regarding our estimates for losses and loss expenses, measurements of potential losses in the fair value of our investment portfolio and derivative contracts, our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, the outcome of our strategic initiatives, our expectations regarding pricing and other market and economic conditions including the liquidity of financial markets, developments in the commercial real estate market, inflation, our growth prospects, and valuations of the potential impact of movements in interest rates, credit spreads, equity securities' prices, and foreign currency exchange rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. These statements involve risks, uncertainties, and assumptions. Accordingly, there are or will be important factors that could cause actual events or results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

Insurance Risk
•the cyclical nature of insurance and reinsurance business leading to periods with excess underwriting capacity and unfavorable premium rates;
•the occurrence and magnitude of natural and man-made disasters, including the potential increase of our exposure to natural catastrophe losses due to climate change and the potential for inherently unpredictable losses from man-made catastrophes, such as cyber-attacks;
•the effects of emerging claims, systemic risks, and coverage and regulatory issues, including increasing litigation and uncertainty related to coverage definitions, limits, terms and conditions;
•actual claims exceeding reserves for losses and loss expenses;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•losses related to the conflict in the Middle East, the Russian invasion of Ukraine, terrorism and political unrest, or other unanticipated losses;
•the adverse impact of social and economic inflation;
•the failure of any of the loss limitation methods we employ;
•the failure of our cedants to adequately evaluate risks;

Strategic Risk
•increased competition and consolidation in the insurance and reinsurance industry;
•changes in the political environment of certain countries in which we operate or underwrite business;
•the loss of business provided to us by major brokers;
•a decline in our ratings with rating agencies;
•the loss of one or more of our key executives;
•increasing scrutiny and evolving expectations from investors, customers, regulators, policymakers and other stakeholders regarding environmental, social and governance matters;
•the adverse impact of contagious diseases (including COVID-19) on our business, results of operations, financial condition, and liquidity;

Credit and Market Risk
•the inability to purchase reinsurance or collect amounts due to us from reinsurance we have purchased;
•the failure of our policyholders or intermediaries to pay premiums;
•general economic, capital and credit market conditions, including banking and commercial real estate sector instability, financial market illiquidity and fluctuations in interest rates, credit spreads, equity securities' prices, and/or foreign currency exchange rates;
•breaches by third parties in our program business of their obligations to us;

Liquidity Risk
•the inability to access sufficient cash to meet our obligations when they are due;

Operational Risk
•changes in accounting policies or practices;
•the use of industry models and changes to these models;
•difficulties with technology and/or data security;
•the failure of the processes, people or systems that we rely on to maintain our operations and manage the operational risks inherent to our business, including those outsourced to third parties;

Regulatory Risk
•changes in governmental regulations and potential government intervention in our industry;
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

•inadvertent failure to comply with certain laws and regulations relating to sanctions, foreign corrupt practices, data protection and privacy; and

Risks Related to Taxation
•changes in tax laws.

Readers should carefully consider the risks noted above together with other factors including but not limited to those described under Item 1A, 'Risk Factors' in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission ("SEC"), as those factors may be updated from time to time in our periodic and other filings with the SEC, which are accessible on the SEC's website at www.sec.gov.

We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Rationale for the Use of Non-GAAP Financial Measures

We present our results of operations in a way we believe will be meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. Some of the measurements we use are considered non-GAAP financial measures under SEC rules and regulations. In this press release, we present underwriting-related general and administrative expenses, consolidated underwriting income (loss), current accident year loss ratio, catastrophe and weather-related losses ratio, current accident year loss ratio, excluding catastrophe and weather-related losses, current accident year combined ratio, current accident year combined ratio, excluding catastrophe and weather-related losses, operating income (loss) (in total and on a per share basis), annualized operating return on average common equity ("operating ROACE"), amounts presented on a constant currency basis and pre-tax total return on cash and investments excluding foreign exchange movements which are non-GAAP financial measures as defined in SEC Regulation G. We believe that these non-GAAP financial measures, which may be defined and calculated differently by other companies, help explain and enhance the understanding of our results of operations. However, these measures should not be viewed as a substitute for those determined in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP").

Underwriting-Related General and Administrative Expenses
Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our underwriting operations. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

Corporate expenses include holding company costs necessary to support our worldwide insurance and reinsurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our underwriting operations, these costs are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss). General and administrative expenses, the most comparable GAAP financial measure to underwriting-related general and administrative expenses, also includes corporate expenses.

The reconciliation of underwriting-related general and administrative expenses to general and administrative expenses, the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Consolidated Underwriting Income (Loss)
Consolidated underwriting income (loss) is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income (loss) as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative expenses as expenses. While this measure is presented in the 'Segment Information' note to our Consolidated Financial Statements, it is considered a non-GAAP financial measure when presented elsewhere on a consolidated basis.

We evaluate our underwriting results separately from the performance of our investment portfolio. As a result, we believe it is appropriate to exclude net investment income and net investment gains (losses) from our underwriting profitability measure.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities, and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses), and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to our underwriting performance. Therefore, foreign exchange losses (gains) are excluded from consolidated underwriting income (loss).

Interest expense and financing costs primarily relate to interest payable on our debt and Federal Home Loan Bank advances. As these expenses are not incremental and/or directly attributable to our underwriting operations, these expenses are excluded from underwriting-related general and administrative expenses, and therefore, consolidated underwriting income (loss).

Reorganization expenses in 2024 primarily relate to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2023 primarily related to impairments of computer software assets and severance costs attributable to the Company's "How We Work" program which is focused on simplifying the Company’s operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).

Amortization of intangible assets arose from business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from consolidated underwriting income (loss).
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

We believe that the presentation of underwriting-related general and administrative expenses and consolidated underwriting income (loss) provides investors with an enhanced understanding of our results of operations by highlighting the underlying pre-tax profitability of our underwriting activities. The reconciliation of consolidated underwriting income (loss) to net income (loss), the most comparable GAAP financial measure, is presented in the 'Consolidated Segmental Data' section of this press release.

Current Accident Year Loss Ratio
Current accident year loss ratio represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year loss ratio provides investors with an enhanced understanding of our results of operations by highlighting net losses and loss expenses associated with our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year loss ratio to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Catastrophe and Weather-Related Losses Ratio and Current Accident Year Loss Ratio, excluding Catastrophe and Weather-Related Losses
Catastrophe and weather-related losses ratio represents net losses and loss expenses ratio associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events exclusive of net favorable (adverse) prior year reserve development.

Current accident year loss ratio, excluding catastrophe and weather-related losses represents net losses and loss expenses ratio exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of these ratios that separately identify net losses and loss expenses associated with catastrophe and weather-related events provide investors with an enhanced understanding of our results of operations due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of catastrophe and weather-related losses ratio and current accident year loss ratio, excluding catastrophe and weather-related losses to net losses and loss expenses ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

Current Accident Year Combined Ratio
Current accident year combined ratio represents underwriting results exclusive of net favorable (adverse) prior year reserve development. We believe that the presentation of current accident year combined ratio provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development. The reconciliation of current accident year combined ratio to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Current Accident Year Combined Ratio, excluding Catastrophe and Weather-Related Losses
Current accident year combined ratio, excluding catastrophe and weather-related losses represents underwriting results exclusive of net favorable (adverse) prior year reserve development and net losses and loss expenses associated with natural disasters, man-made catastrophes, other catastrophe events and other weather-related events.

We believe that the presentation of current accident year combined ratio, excluding catastrophe and weather-related losses provides investors with an enhanced understanding of our results of operations by highlighting the profitability of our underwriting activities excluding the impact of volatile prior year reserve development and by separately identifying net losses and loss expenses associated with catastrophe and weather-related events due to the inherently unpredictable nature of the occurrence of these events, the potential magnitude of these losses and the complexity that affects our ability to accurately estimate ultimate losses associated with these events.

The reconciliation of current accident year combined ratio, excluding catastrophe and weather-related losses to combined ratio, the most comparable GAAP financial measure, is presented in the 'Consolidated Underwriting Highlights' section of this press release.

Operating Income (Loss)
Operating income (loss) represents after-tax operational results exclusive of net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset.

Although the investment of premiums to generate income and investment gains (losses) is an integral part of our operations, the determination to realize investment gains (losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (losses) is somewhat opportunistic for many companies.

Foreign exchange losses (gains) in our consolidated statements of operations primarily relate to the impact of foreign exchange rate movements on net insurance-related liabilities. However, we manage our investment
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

portfolio in such a way that unrealized and realized foreign exchange losses (gains) on our investment portfolio, including unrealized foreign exchange losses (gains) on our equity securities and foreign exchange losses (gains) realized on the sale of our available for sale investments and equity securities recognized in net investment gains (losses) and unrealized foreign exchange losses (gains) on our available for sale investments in other comprehensive income (loss), generally offset a large portion of the foreign exchange losses (gains) arising from our underwriting portfolio, thereby minimizing the impact of foreign exchange rate movements on total shareholders' equity. As a result, we believe that foreign exchange losses (gains) in our consolidated statements of operations in isolation are not a meaningful contributor to the performance of our business. Therefore, foreign exchange losses (gains) are excluded from operating income (loss).

Reorganization expenses in 2024 primarily relate to severance costs attributable to our "How We Work" program which is focused on simplifying our operating structure. Reorganization expenses in 2023 primarily related to impairments of computer software assets and severance costs attributable to the Company's "How We Work" program which is focused on simplifying the Company’s operating structure. Reorganization expenses are primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, these expenses are excluded from operating income (loss).

Interest in income (loss) of equity method investments is primarily driven by business decisions, the nature and timing of which are not related to the underwriting process. Therefore, this income (loss) is excluded from operating income (loss).

Bermuda net deferred tax asset is due to the recognition of deferred tax assets net of deferred tax liabilities related to a future Bermuda corporate income tax rate of 15%, pursuant to the Corporate Income Tax Act 2023 effective for fiscal years beginning on or after January 1, 2025. The Bermuda net deferred tax asset is not related to the underwriting process. Therefore, this income is excluded from operating income (loss).

Certain users of our financial statements evaluate performance exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset in order to understand the profitability of recurring sources of income.

We believe that showing net income (loss) available (attributable) to common shareholders exclusive of after-tax net investment gains (losses), foreign exchange losses (gains), reorganization expenses, interest in income (loss) of equity method investments and Bermuda net deferred tax asset reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com

business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analyses for the same reasons. The reconciliation of operating income (loss) to net income (loss) available (attributable) to common shareholders, the most comparable GAAP financial measure, is presented in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

We also present operating income (loss) per diluted common share and annualized operating ROACE, which are derived from the operating income (loss) measure and are reconciled to the most comparable GAAP financial measures, earnings (loss) per diluted common share and annualized return on average common equity ("ROACE"), respectively, in the 'Non-GAAP Financial Measures Reconciliation' section of this press release.

Constant Currency Basis
We present gross premiums written and net premiums written on a constant currency basis in this press release. The amounts presented on a constant currency basis are calculated by applying the average foreign exchange rate from the current year to the prior year amounts. We believe this presentation enables investors and other users of our financial information to analyze growth in gross premiums written and net premiums written on a constant basis. The reconciliation to gross premiums written and net premiums written on a GAAP basis is presented in the 'Insurance Segment' and 'Reinsurance Segment' sections of this press release.

Pre-Tax Total Return on Cash and Investments excluding Foreign Exchange Movements
Pre-tax total return on cash and investments excluding foreign exchange movements measures net investment income (loss), net investments gains (losses), interest in income (loss) of equity method investments, and change in unrealized gains (losses) generated by average cash and investment balances. We believe this presentation enables investors and other users of our financial information to analyze the performance of our investment portfolio. The reconciliation of pre-tax total return on cash and investments excluding foreign exchange movements to pre-tax total return on cash and investments, the most comparable GAAP financial measure, is presented in the 'Investments' section of this press release.
AXIS Capital Holdings Limited 92 Pitts Bay Road Pembroke, Bermuda HM08
Tel. 441.496.2600 Fax 441.405.2600
www.axiscapital.com